EXHIBIT 10(ii)
                       Consent of Independent Accountants
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                             Coopers & Lybrand L.L.P.
                                  (Letterhead)





                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the following with respect to Post-effective Amendment No. 4 to the Registration Statement (No. 33-58504) on Form N-4 under the Securities Act of 1933 of Variable Account I of AIG Life Insurance Company.

         1. The inclusion of our report dated February 22, 1995 relating to our audits of the financial statements of AIG Life Insurance Company in the Statement of Additional Information.

         2. The inclusion of our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account I in the Statement of Additional Information.

         3. The incorporation by reference into the Prospectus of our report dated February 22, 1995 relating to our audits of the financial statements of AIG Life Insurance Company and our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account I.

         4.    The  reference   to  our   firm  under   the  heading  "General
               Information - Independent Accountants" in the Statement of Additional Information.



                                             /s/Coopers & Lybrand L.L.P.
                                             Coopers & Lybrand L.L.P.





   2400 Eleven Penn Center
   Philadelphia, Pennsylvania
   December 22, 1995
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